Exhibit 4.22

INVESTOR RIGHTS AGREEMENT THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of December 16, 2016, by and among Yatra Online, Inc., a Cayman Islands exempted company limited by shares (the "Company"), and the undersigned parties listed as Investors on the signature page hereto, together with Investors to be added in an Addendum Agreement within seven (7) business days of the date of this Agreement (each, an "Investor" and collectively, the "Investors"). WHEREAS, Terrapin 3 Acquisition Corporation, a Delaware corporation ("TRTL"), and certain of the Investors (the "Or·iginal Investors") are parties to that certain Registration Rights Agreement, dated July 16, 2014 (the "Pdor Agreement"); WHEREAS, the Original Investors currently hold (i) shares of Class F Common Stock, par value $0.0001 per share, of TRTL (the "TRTL Class F Common Stock") issued by TRTL prior to the consummation of TRTL s initial pub l ic offering and in connection with the Forward Purchase Contract, dated as of July 16, 2014, as amended n the date hereof, by and between TRTL and MIHl LLC (the "Amended Forward Purchase Contract ) (collectively the 'Founders' Shares' and (ii) warrants to purchase shares of Class A Common Stock, par value $0.0001 per share, of TRTL (the "TRTL Class A Common Stock") issued by TRTL simultaneously with the consummation of TRTL's initial public offering (the "Sponsors' Warrants"); WHEREAS, pursuant to the terms of the Amended Forward Purchase Contract, MIHI LLC has agreed to purchase additional units ofthe Company (the "MIHI Unit "),each such unit comprised of one share of TRTL Class A Common Stock and one warrant (the "MIHI Warrants"); WHEREAS, certain Investors hold Ordinary Shares or shares of TRTL Class A Common Stock exchangeable or convertible into Ordinary Shares of the Company (the "Current Shareholder Shares"); WHEREAS, the Original Investors' Founders' Shares are convertible into Ordinary Shares of the Company pursuant to the Exchange and Supp01t Agreement of even date herewith (the "Exchange Agreement"), by and among, th Company Yatra USA Corp. (flk/a Terrapin 3 Acquisition Corporation), and the Original Investors (U1e Exchange Shares') and the Original Investors are acquiring warrants exercisable for Ordinary Shares of the Company in exchange Lor their outstanding Sponsors' Warrants (the "New Sponsors' Warrants"), on or about the date hereof, pursuant to that certain Amended and Restated Business Combination Agreement, dated as of September 28, 20 I 6 by and among the Company, TRTL, T3 Parent orp., a Delaware corporation(' TRTL Parent"), and T3 Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of t he TR.TL Parent, and certain other parties thereto (as amended, the "Business Combination Agreement"); and NY 246129805v9

WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement to provide for the terms and conditions included herein and to include the holders of the Current Shareholder Shares. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. DEFINITIONS. The following capitalized terms used herein have the following meanmgs: "Addendum Agreement" is defined in Section 9.2. ''Agreement" means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time. "Business Combination Agreement" is defined in the preamble to this Agreement. "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. "Cessation Date" means with respect to MIHI LLC or the Terrapin Founders, as applicable, the first date following the date hereof on which the Ownership Percentage of MIHI LLC or the Terrapin Founders, as applicable, is less than 5%. "Commission" means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act. "Company" is defined in the preamble to this Agreement. "Contingent Dividend' means the contingent dividend declared by the Board of Directors of the Company on September 27, 2016 pursuant to the Contingent Dividend Resolution. "Contingent Dividend Resolution" means the resolution attached to the Dividend Support Agreement as Ex hibit A thereto approving the declaration of the Contingent Dividend, its terms and conditions and the methods of payment thereof. "Contingent Shares" means the Ordinary Shares of the Company issued to certain Investors pursuant to the Contingent Dividend or the Dividend Support Agreement. "Current Shareholder Shares" is defined in the preamble to this Agreement. "Demand Registration" is defined in Section 2.2.1. "Demand Takedown" is defined in Section 2.1.5(a). "Dermmding Roldc•·" is defined in Section 2.2.1. 2 NY 246129805v9

"Dividend Support Agreement" means the Dividend Support Agreement, dated as of September 28, 2016, by and among the Company and the shareholders of the Company named therein. "Effectiveness Period" is defined in Section 3.1.3. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time. "Exchange Agreement" is defined in the preamble to this Agreement. "Exchange Shares" is defined in the preamble to this Agreement. "Form F-3" means a Registration Statement on Form F-3 or any similar short-form registration that may be available at such time. "Forwnrd Purchase Contract" is defined in the preamble to this Agreement. "Founders' Shnrcs" is defined in the preamble to this Agreement. "Founders' Shares Lock-Up Period" is defined in Section 6.1. "Indemnified Party" is defined in Section 4.3. "Indemnifying Party" is defined in Section 4.3. "Investor" is defined in the preamble to this Agreement. "Investor Indemnified Paa·ty" is defined in Section 4.1. "Macguarie Demanding Holdea·s" is defined in Section 2.2.1. "Maximum Number of Shares" is defined in Section 2.2.4. "MIHI lJnits" is defined in the preamble to this Agreement. "MIHI Warrants" is defined in the preamble to this Agreement. "New Registration Statement" is defined in Section 2.1.4. "New Sponsors' Warrants" is defined in the preamble to this Agreement. "Nominee" is defined in 'ection 7.1.1. "Notices" is defined in Section 9.3. "Ordinary Shares" means the ordinary shares, par value $0.0001 per Company. 3 NY 246129805v9 share, of the

"Original Investors" is defined in the preamble to this Agreement. "Ownership Percentage" means, with respect to any Person (as such term is defined in the Business Combination Agreement) and as of any date, the percentage equal to (i) the aggregate number of Ordinary Shares beneficially owned by such Person (calculated assuming full exercise or conversion of all securities beneficially owned by such Person which are exercisable for or convertible into Ordinary Shares), divided by (ii) the total number of issued and outstanding Ordinary Shares. "Piggy-Bacl< Registration" is defined in Section 2.3.1. "Prior Agreement" is defined in the preamble to this Agreement. "Pro Rata" is defined in ection 2.2.4. 'Register," Registered ' and "Registration ' mean a registration effected by preparing and filing a registration statement or similar document in compJianoe with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective. "negistnble Securities" means (i) the Current Shareholder Shares and, following their issuance, the Contingent Shares, (ii) any Exchange Shares, (iii) the New Sponsors' Warrants (including any Ordinary Shares issued or issuable upon the exercise of any such Sponsors' Warrants), (iv) the Ordinary Shares received by MIHI LLC in respect of the MIHI Units, (v) the warrants exercisable for Ordinary Shares of the Company received by MIHI in respect of the MIHI Warrants (including any Ordinary Shares issued or issuable upon the exercise of the MIHI Warrants) and (vi) all Ordinary Shares issued to any holder with respect to the securities referred to in c l auses (i) - (vi) above by way of any share sp lit sbare dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securjties shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding. "Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form F-4, Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity). "Resale SheiJ Registration Statement" is defined in Section 2.1 .1 . 4 NY 246129805v9

"**Requesting Holder**" is defined in Section 2.1.5(a).

"**SEC Guidance**" is defined in Section 2.1.4.

"**Securities Act**" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

"**Selling Holders**" is defined in Section 2.1.5(a)(ii).

"**Sponsors' Warrants**" is defined in the preamble to this Agreement.

"**Terrapin Demanding Holders**" is defined in Section 2.2.1.

"**Terrapin Founders**" means Apple Orange LLC, Noyac Path LLC, Periscope LLC, Terrapin Partners Employee Partnership 3 LLC, Terrapin Partners Green Employee Partnership, LLC and, for purposes of this Agreement only, the Leight Family 1998 Irrevocable Trust, Argyle Investors LLC, Candlemaker Partners LLLP, Mr. Nathan Leight and Mr. Sanjay Arora.

"**Terrapin Founders Demanding Holders**" is defined in Section 2.2.1.

"**Terrapin Initial Director**" means the director of the Company (as such term is defined in the Business Combination Agreement) who is designated by the TRTL Sponsors pursuant to the provisions of Section 3.1 of the Business Combination Agreement.

"**Terrapin Lock-Up Sponsors**" means Apple Orange LLC, Noyac Path LLC, Periscope LLC, Terrapin Partners Employee Partnership 3 LLC and Terrapin Partners Green Employee Partnership, LLC.

"**Transfer**" means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Founders' Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Founders' Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

"**TRTL**" is defined in the preamble to this Agreement.

"**TRTL Class A Common Stock**" is defined in the preamble to this Agreement.

"**TRTL Class F Common Stock**" is defined in the preamble to this Agreement.

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"**Underwriter**" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

"**Underwritten Takedown**" shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

"**Yatra Demanding Holders**" is defined in Section 2.2.1.

"**Yatra Initial Directors**" means the Company Initial Directors (as such term is defined in the Business Combination Agreement) who are designated by the Company pursuant to the provisions of Section 3.1 of the Business Combination Agreement.

"**Yatra Investors Lock-Up Agreement**" means the form of lock-up agreement attached hereto as Exhibit B to be entered into by each of the Yatra Investors. "**Yatra Investors**" means the Yatra Management Investors, Yatra Piggy-Back Investors and the Yatra Demand Investors.

"**Yatra Management Investors**" means Dhruv Shringi, Alok Vashi and Manish Amin.

"**Yatra Piggy-Back Investors**" means E-18 Limited, Wortal, Inc., Norwest Venture Partners X, LP, Norwest Venture Partners IX, LP, Vertex Asia Fund Pte. Ltd., IDG Ventures India Fund II LLC., Reliance Capital Limited, Intel Capital Corporation, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Macquarie Corporate Holdings Pty Limited, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Capital18 Fincap Private Limited and Pandara Trust Scheme I.

"**Yatra Demand Investors**" means Norwest Venture Partners X, LP, Norwest Venture Partners IX, LP,

"**Yatra Nominee**" is defined in Section 7.1.2.

2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the date that the Company becomes eligible to use Form F-3 or its successor form, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities held by or then issuable to Investors (the "**Resale Shelf Registration Statement**"). The Resale Shelf Registration Statement shall be on Form F-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

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2.1.2 Notification and Distribution of Materials. The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement. 2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith (i) as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period and (ii) to include the registration for resale from time to time by Investors any Contingent Shares as soon as reasonably practicable following issuance thereof. 2.1.4 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a "New Registration. Statemcllt"), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff tb 'SEC Guidance"), including without limitation the Manual of Publicly Available Telephone Interpretations D.29. provision of this Agreement if any SEC Guidance sets forth a Registrable Securities permitted to be registered on a particular Notwithstanding any other limitation of the number of Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the C mmission forth registration of all or a greater number of Registrable Securities), unless otherwi e directed in writing by a hoJd r as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form 7 NY 246129805v9

F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement. 2.1.5 Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment. (a) If the Company shall receive a request from (x) the holders of at least 1,500,000 shares of Registrable Securities, provided that the estimated market value of the Registrable Securities is at least $15,000,000 (the requesting holder(s) shall be referred to herein as the "Requesting Holder") that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a "Demand Takedown") at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of: (i) RegistrableSecurities for which under Section 2.1.5(a), and subject to the restrictions set forth in Section 2.2.4, all theRequestingHolderhasrequestedsuch offering (ii) subject to the restrictions set forth in ection 2.2.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the "Selling Holders") have requested the Company to offer by request received by the Company within seven Business Days after such holders receive the Company's nolice of the Demand Takedown all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered. (b) Promptly after the expiration of the seven-Business Day-period referred to in Section 2.1.5(a)(i i), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein. (c) The Companyshallonlyberequiredtoeffectuateone Underwritten Takedown within any six-month period. (d) If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at 8 NY 246129805v9 which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors). 2.1.6 Selection of Underwriters. Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc. 2.1.7 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.1. 2.2 Demand Registration. 2.2.1 Request for RegistTati n. At any time and from time to time after the expiration of a lock-up to which such shares are subject, if any, (i) (a) MIHI LLC (the "Macguuie Demanding Holders") in the case of a Macquarie Demand (as defined below), (b) the Terrapin Founders (the "Terrapin Founder Demanding Holders" and collectively with the Macquarie Demanding Holders, the "Tern pin Demanding Holders") in the case of a Terrapin Founders Demand (as defined below) or (c) a majority-in-interest of the Terrapin Demanding Holders in the case of a Terrapin Demand (as defined below) or (ii) (a) a majority-in-interest of the Yatra Management Investors or (b) the Yatra Demand Investors (collectively, the "Yatra Demanding Holders"), as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Exchange Shares or Current Shareholder Shares or other Registrable Securities, as applicable, on Form F-1 or any similar long-form Registration or, if then available, on Form F-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a "Demand Registration". Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder's Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a "Demanding Holder") shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.l.l. The Company shall not be obligated to effect more than an aggregate of (i) one (1) Demand Registration under this Section 2.2.1 in respect of all Registrable Securities held by the Macquarie Demanding Holders (the "Macguarie Demand"), 9 NY 246129805v9

(ii) two (2) Demand Registrations under this Section 2.2.1 in respect of all Registrable Securities held by the Terrapin Founders Demanding Holders (the "**Terrapin Founders Demand**"), (iii) one (1) Demand Registration under this Section 2.2.1 in respect of all Registrable Securities held by Terrapin Demanding Holders (the "**Terrapin Demand**") and (iv) three (3) Demand Registrations under this Section 2.2.1 in respect of all Registrable Securities held by Yatra Demanding Holders. The foregoing notwithstanding, the Company shall not be obligated to effect more than one Demand Registration within any six-month period.

2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Offering. If the Terrapin Demanding Holders or Yatra Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of the Company.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "**Maximum Number of Shares**"), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each

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such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as "**Pro Rata**")) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which "piggy-back" registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse the Company for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.1.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If at any time after June 16, 2017, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities, which shall include the Yatra Piggy-Back Investors if any who hold Registrable Securities at the time of any such filing, as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a "**Piggy-Back Registration**"). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit

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the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. 2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with Ordinary Shares, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration: (a) If the registration is undertaken for the Company's account: (A) first, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B , the Ordinary Shares or other securities for the account of other persons that the Company is obligated to ret,rister pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and (b) If the registration is a "demand" registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the Ordinary Shru·es or other securities for the account oC the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached w1der the foregoing claLJses A) and ), the Ordinary hares or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration bas been requested pursuant to the terms hereof that can be so ld without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clau es (A), (B) and (C), the Ordinary Shares or other secmities for the account of olher persons that the Company is obligated to register pursuant to written contra tual arrangements wi th such persons, that can be sold without exce ding the Maxirnum Number of Shares. 12 NY 246129805v9

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder's request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso for more than a total of sixty (60) days in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

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3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the "**Effectiveness Period**").

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

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3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company. 3.1.7 Comfort Letter. The Company shall obtain a "cold comfort" letter from the Company's independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders. 3.1.8 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders. 3.1.9 o peration. The principal executive officer of the Company, the principal financial ofiicer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. 3.1.10 Record . Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement. 3.1.11 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) 15 NY 246129805v9 months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder. 3.1.12 Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated. 3.2 ObEgati n to Suspend Distribution. Upon receipt of any notice from the Company ofthe happening of any event ofthe kind described in Section 3.1.4(i v), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company's Board of Directors, of the ability of all "insiders" covered by such program to transact in the Company's securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by ection 3.1.4(i v) or the restriction on the ability of "insiders" to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder 's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. 3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to ection 2.1, any Demand Registration pursuant to Secti n 2. I, any Demand Takedown pursuant to Section 2. 1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form F-3 effected pursuant to Section 2. 3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Secti n 3.1.1 0; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering. 16 NY 246129805v9

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company's obligation to comply with Federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an "**Investor Indemnified Party**"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein, or is based on any selling holder's violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such

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Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or is based on any selling holder's violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the "**Indemnified Party**") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "**Indemnifying Party**") in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

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4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. LOCK-UP AGREEMENTS

6.1 TRTL Sponsor Lock-Up. Notwithstanding anything to the contrary contained in that certain Letter Agreement, dated July 16, 2014, by and among TRTL and the Terrapin Lock-

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Up Sponsors, each Terrapin Lock-Up Sponsor agrees that it or he shall not Transfer any Founders' Shares held by it or him, if any, until the earlier of (i) eighteen (18) months after the date hereof or (ii) the date following the date hereof on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company's shareholders having the right to exchange their Ordinary Shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stocks dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof, the Founders' Shares held by the Terrapin Lock-Up Sponsors will be released from the obligations under this ection 6.1. 6.2 Yatra Investor Lock-Up. Each Yatra Investor shall, within seven (7) days from the date hereof I as a condition to such Yatra Investor's rights under this Agreement, enter into the Yatra Investors Lock-Up Agreement. 7. BOARD OF DIRECTORS MATTERS. 7.1 Appointment ofTRTL Sponsor and Yatra Designees. 7.1.1 Upon the resignation, removal, death or disability of the Terrapin Initial Director, the TRTL Sponsors shall have the right to nominate one individual for election to the Company Board (as such term is defined in the Business Combination Agreement) to replace such dep uiing director. In addition, upon the expiration of the initial term as a director of the Company of the Terrapin lnitial Director, the TRTL Sponsors shall have the right to re-nominate the Terrapin Initial Director two (2) successive times (any individual designated by the TRTL Sponsors pursuant to this sentence or the immediately pre eding sentence, a 'Nominee"). Upon any such nomination or re-nomination pursuant to this Section 7.1.1, the Company shall take all actions within its control to cause the appointment or election of the Nominee to the Company Board, including by nominating such Nominee for election as a director as part of the slate that is included in the applicable proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such Nominee as it provides to any other individual standing for election as a director of the Company as part of the Company's slate of directors. 7.1.2 Upon the resignation, removal, death or disability of any of the Yatra Initial Directors, the Yatra Investors shall have the right to nominate one individual for election to the Company Board (as such term is defined in the Business Combination Agreement) to replace such departing director. In addition, upon the expiration of the initial term as a director of the Company of any of the Yatra Initial Directors, the Yatra Investors shall have the right to re nominate any of the Yatra Initial Directors who are Class I or Class II Directors two (2) successive times and shall have the right to re-nominate any of the Yatra Initial Directors who are Class III Directors one (1) time or to designate a replacement for any such person or persons (any individual designated by the Company pursuant to this sentence or the immediately preceding sentence, a "Yatra Nominee"). Upon any such nominalion or re-nomination pursuant to this Section 7.1.2, the TRTL Sponsors shall take all actions within their control to ause the appointment or election of the Yatra Nominee to the Company Board, including by nominating such Yatra Nominee for election as a director as part ofthe slate that is included in the applicable 20 NY 246129805v9 proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the highest level of support for the election of such Yatra Nominee as they provide to any other individual standing for election as a director of the Company as part ofthe Company's slate of directors. 7.1.3In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Investor shall vote or cause to be voted all shares of the Company's voting securities owned by such Investor, or over which such Investor has voting control, and otherwise use such Investor's reasonable best efforts, so as to elect any Nominee and any Yatra Nominee. 7.2 ompany Board ommittees. 7.2.1 Subject to applicable law and applicable stock exchange rules, from the date of this Agreement until such time as there is no Initial Director or Nominee serving on the Company Board, the Company shall take all necessary action to cause at least one director nominated by the TRTL Sponsors to be appointed to each committee of the Company Board. 7.2.2 Subject to applicable law and applicable stock exchange rules, from the date of this Agreement until such time as there is no Initial Director or Yatra Nominee serving on the Company Board, the Company shall take all necessary action to cause at least one director nominated by the Yatra Investors to be appointed to each committee of the Company Board. 7.3 Observation Rights. Each ofMIHI LLC and the Terrapin Founders shall have the right to designate one representative to attend any or all meetings of the Company Board in a nonvoting observer capacity and, in this respect, the Company shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that any such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provjdecl further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest. Neither MIHI LLC nor the Terrapin Founders shall be required to designate the same representative for each meeting of the Company Board. The observer rights pursuant to this ection 7.3 shall terminate with respect to MIHI LLC or the Terrapin Founders upon the Cessation Date applicable to MIHI LLC or the Terrapin Founders. 8. COVENANTS. 8.1 PFI [niormation. If tbe Company or any of its Sub idiaries were to be classified as a passive foreign investment company under ection 1297 for its taxable year that includes the Closing Date or a future taxable year, the Company will upon request use commercially reasonable efforts to provide U.S. shareholders witb Lhe information necessary for them to make a timely qualified electing fund election under Section 1293 with respect to the Company and/or its Subsidiaries. 21 NY 246129805v9

9. MISCELLANEOUS. 9.1 Other Regi stration Right and Arran gements. The Company represents and warrants that no person, other than a holder of the Registrable Securities and other than pursuant to (a) the Warrant Agreement, dated as of July 2014, as amended on the date hereof, by and between TRTL and Continental Stock Transfer & Trust Company, as warrant agent or (b) the subscription agreements entered into between the Company and certain purchasers in connection with the Company's sale of an aggregate of 2,458,500 Ordinary Shares in a private placement consummated on or about the date hereof, has any right to require the Company to register any of the Company's share capital for sale or to include the Company's share capital in any registration filed by the Company for the sale of shares for its own account or for the account of any other person. The Company and the Original Investors hereby terminate the Prior Agreement and any similar agreement in effect as of the date hereof. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. 9.2 Assignment; No Th1rcl Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in wh le or in part. This Agreement and tbe ri ghts, duties and obligations of the holders Registrable Sec uri ti es hereunder may be freely assi gned or delegated by such b Icier Regi tra ble Securiti es in conjtmction with and to the extent of any pennitted transfer Registrable Securities by any such holder. This Agreement and the prov isions hereof shall of of of be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expres ·ly set forth in Section 4 and this Section 9.2. The rights of a hold r of Registrable Securities tmder this A greement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities (i) provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an "Addendum Agreement"), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred, and (ii) in accordance with the terms and conditions of that certain letter agreement, da ted Jul y 16, 20 14 by and am ng TRTL and the other parties thereto. The exec ut ion of an Addendum Agreement shall constitute a permitted amendment of this Agreement. 9.3 Notices. Allnotices dema nds,requests,consen ts,approvalsorother communications (co llectively Notices') required or pennitted to be given hereund er or whi ch are gi ven with respect to thi s Agreement shall be in writing and sha ll be persona ll y served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall bave specified most recently by written notice. Notice shall be deemed given (i) on the date of service or 22 NY 246129805v9 transmission if personally served or transmitted by telegram telex or facsimile; provided, that if such service or transmission is not on a Bu iness Day or is after normal business hours, then such notice shall be deemed given on the next Business Day (ii) one Business Day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows: lfto the Company: Yatra Online, Inc. 1101-03, Tower B 11111 Floor, Unitech Cyber Park Sector-39, Gurgaon-122 001 Attn: Dhruv Shringi Email: dhruv.shringi@yatra.com with a copy to: Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attn: Jocelyn Are! Facsimile: (617) 321-4344 Email: JArel@goodwinprocter.com If to the TRTL Sponsors: Terrapin Partners, LLC 1700 Broadway 18111 Floor New York, NY 10019 Attn: Stephen S. Schifrin Facsimile: (786) 513-0165 Email: sschifrin@terrapinpartners.com with a copy to: Greenberg Traurig, LLP 200 Park Avenue New York, NY 10166 Attn: Alan I. Annex Facsimile: (212) 801-6400 Email: annexa@gtlaw.com If to an Investor, to the address set forth under such Investor's signature to this Agreement or to such Investor's address as found in the Company's books and records. 23 NY 246129805v9

9.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. 9.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. 9.6 Entire Agree ment. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneousagreem ents, representations, understandings, negotiations and discussions between the parties, whether oral limitation the Prior Agreement. or wri tten, including with ut [Signature Page Follows] 24 NY 246129805v9

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above. COMPANY: YATRA ONLINE, INC. By:---------------------Name: Dhruv Shringi Title: CO-Founder & CEO

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above. INVESTORS: Dhruv Shringi Alok Vaish Manish Amin

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed aod delivered by their duly authorized representatives as of the date first written above. INVESTORS: Dbruv Shringi AlokVaish ManisbAmin SIONATURE PAOB TO INVESTOR Rlmrrs AGR.EBMBNT

IN WITNESS WHEREOF, the panies have caused this lnvestor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above. Dhruv Shringi Alok Vaisb -LU/tdt At-> - Manish Amin S!ONAnJRE PAGI! TO INVESTOR RIOHTS AGREEMENT Scanned by CamScanner

Norwest Venture Partners X, LP Norwest Venture Partners IX, LP General Partner SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

APPLE ORANGE, LLC NOYAC PATH LLC By: Title: Manager PERISCOPE, LLC /?_ ._ - By:--EG.-o<= Na Title: Managing Member TERRAPIN PARTNERS EMPLOYEE PARTNERSHIP 3, LLC SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

TERRAPIN PARTNERS GREEN EMPLOYEE PARTNERSHIP, LLC LEIGHT FAMILY I IRREVOCABLE 't By:\:-Name: Elizabeth Lei ght Title: Trustee ARGYLEINVESTTORSLLC By: Leight Family 1998 Irrevocable Trust, its Managing Member By:i-e hi Name E lizabeth Leight Title: Trustee CANDLEMAKERPARTNERSLLLP By: Candlemaker Management LLC SIGNATIJRE PAGE TO INVESTOR RIGHTS AGREEMENT

MIHI LLC By:-<..=..!.:--:;..=====--- Name: Tobias Bachteler Title: Vice President By:---------1-('1.-Name:Jill Title: Authorized Signatory - SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

EXHIBIT A Addendum Agreement This Addendum Agreement ("Addendum Agreement") is executed on ---:----- - - ---" 20_, by the undersigned (the "New Holder") pursuant to the terms of that certain Investor Rights Agreement dated as of [ ], 2016 (the "Agreement"), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows; 1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Ordinary Shares of the Company (the "Shares") [or other equity securities of the Company that are convertible, exercisable or exchangeable for Ordinary Shares of the Company (the "Conve1tible Securities")] as a transferee of such Shares [or Convertible Securities] from a party in such party's capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an "Investor" and a holder of Registrable Securities for all purposes under the Agreement. 2. Agreement. New Holder hereby (a) agrees that the Shares [or Convertible Securities] shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto. 3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder's signature below. NEW HOLDER: ACCEPTED AND AGREED: Print Name: YATRA ONLINE, INC. By: By: NY 246129805v7 NY 246129805v9

Lock-Up Agreement December , 2016 Yatra Online, Inc. 1101-03, 11th Floor, Tower-B Unitech Cyber Park Sector 39, Gurgaon, Haryana 122002 India Re: Yatra Online, Inc. - Lock-Up Agreement Ladies and Gentlemen: Reference is made to the Business Combination Agreement, dated July 13, 2016 by and among Yatra Online, Inc. (the “Company”), Terrapin 3 Acquisition Corporation and the other parties named therein (the “Business Combination Agreement”) and the registration statement on Form F-4 filed with the United States Securities and Exchange Commission (the “SEC”) on September 29, 2016 (such registration statement, as it may be amended or supplemented, the "Registration Statement") to register ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”). This Lock-Up Agreement shall be effective as of, and contingent upon, the consummation of the Closing (as defined in the Business Combination Agreement). In consideration of the willingness of the parties to the Business Combination Agreement to consummate the transactions contemplated thereunder and the willingness of the Company to register the Ordinary Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Ordinary Shares, or any options or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares. The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue until the date on which the Company releases its earnings for the quarter ended December 31, 2016 (the “Release Date”). The undersigned has, and for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. [Remainder of page intentionally left blank.]

COMPANY: YATRA ONLINE, INC. By: Name: Dhruv Shringi Title: Chief Executive Officer [Signature page to Lock-up Agreement]

Dhruv Shringi Promod Haque Amit Bapna Sudhir Kumar Sethi Alok Vaish Manish Amin Sharat Dhall Himanshu Verma [Signature page to Lock-up Agreement]

Akash Poddar Satvinder Sodhi Nathan Leight Sanjay Arora Murlidhara Lakshmikantha [Signature page to Lock-up Agreement]

Exact Name of Shareholder Authorized Signature Name: Title: [Signature page to Lock-up Agreement]